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                                                                    EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                    ss. 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-QSB/A of SulphCo, Inc. (the "Company") for the quarterly period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Rudolf W. Gunnerman, Chief Executive Officer of the Company, and Pat Lacy, Controller, Treasurer, and Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Rudolf W. Gunnerman
-------------------------------
Rudolf W. Gunnerman
Chief Executive Officer

June 11, 2004

/s/ Pat Lacy
-------------------------------
Pat Lacy
Controller, Treasurer, and Principal Financial
and Accounting Officer

June 11, 2004


         This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.